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Exhibit 3.17

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATION
FILE 09:01 AM 04/24/2002
020309055 - 2183607

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

  •
  First:    That at a meeting of the Board of Directors of Rolland Paper Sales Corporation, on March 25, 2002, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1st" so that, as amended, said Article shall be and read as follows: "The name of the Corporation is Cascades Fine Papers Group (Sales) Inc."

  •
  Second:    That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  •
  Third:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  •
  Fourth:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

By:
(Authorized Officer)
Name:
(Type or Print)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATION
FILE 09:01 AM 04/24/2002
020309055 - 2183607

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

        ROLLAND PAPER SALES CORPORATION, a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

        1.     The name of this corporation is ROLLAND PAPER SALES CORPORATION.

        2.     Its registered office in the State of Delaware is located at 2711 Centerville Road Suite 400, City of Wilmington, DE Zip Code 19808 County of New Castle the name and address of its registered agent is Corporation Service Company.

        3.     The date of filing of the original Certificate of Incorporation in Delaware was JANUARY 5, 1989.

        4.     The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1998, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

        5.     This corporation was duly organized and carried on the business authorized by its charter until the 1st day of MARCH A.D. 1998, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

        IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters Guy Duplessis the last and acting authorized officer hereunto set his/her hand to this certificate this 22nd day of APRIL A.D. 2002 .

By:
Authorized Officer
Name:
Print or Type
Title:

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ROLLAND PAPER SALES CORPORATION

        It is hereby certified that:

        1.     The name of the Corporation (hereinafter called the "corporation") is Rolland Paper Sales Corporation.

        2.     In order to decrease to 3,000 the total number of shares which the corporation is authorized to issue, the Certificate of Incorporation of the corporation is hereby amended by striking out Paragraph 4 thereof, and by substituting in lieu therefor, the following new Paragraph 4:

        4.    Capitalization.    The total number of shares of stock which the corporation shall have the authority to issue shall be three thousand (3,000) shares, consisting of one thousand (1,000) shares of Common Stock, $1.00 par value (the "Common Stock"), and two thousand (2,000) shares of Class A Common Stock, $10.00 par value (the "Class A Common Stock"). Holders of the Common Stock and the Class A Common Stock shall have the rights set forth below:

  A.
  Voting Rights.

  1.
  Except as otherwise provided by the laws of Delaware or in subsection 2 below, all voting rights shall be vested exclusively in the holders of the outstanding shares of the Common Stock and each such holder shall be entitled to one vote per share of the Common Stock held of record by him.

  2.
  Except as otherwise provided by the laws of Delaware, holders of Class A Common Stock shall have no vote.

  B.
  Liquidation Preference. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of shares of the Class A Common Stock then outstanding shall be entitled to be paid, before any distribution or payment is made to the holders of shares of the Common Stock or to the holders of any other shares of capital stock of the corporation, an amount in cash per share of Class A Common Stock equal to the book value of each such share as determined by the previous fiscal year audit, plus any unpaid dividends due on each such share of Class A Common Stock, accrued to the close of business on the date as of which the liquidation value is being determined.

    Written notice of any such liquidation, dissolution or winding up, stating a payment date and the place where such payment shall be made, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Class A Common Stock at their addresses as shown in the records of the corporation. If upon any liquidation, dissolution or winding up of the corporation the assets of the corporation available for the distribution to its stockholders shall be insufficient to pay the holders of shares of Class A Common Stock the full amounts to which they shall be entitled, the holders of shares of Class A Common Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. For purposes of this Paragraph 4(B), a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, and to include, the corporation's sale of all of substantially all of its assets or the acquisition of the corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary.

  C.
  Redemption.

  1.
  The corporation shall have the right at any time to redeem all or any part of its Class A Common Stock shares issued and outstanding by paying to the holders thereof the book value of such shares as determined by the previous fiscal year audit, together with the amounts of all accrued dividends due thereon at the time of redemption. The corporation may apply toward the redemption or purchase of such shares as herein provided any part of its surplus funds and/or an amount of its stated capital which shall not be greater than the stated capital represented by the shares redeemed or purchased; provided, however, that under no circumstances shall the corporation apply any other funds or any other or further part of its stated capital toward the redemption or purchase of such shares. The redemption or purchase of any such shares shall not be effected where the effect of any such redemption or purchase and application of stated capital thereto shall be to reduce the net assets of the corporation below the stated capital remaining after giving effect to the cancellation of such shares, or if the corporation is insolvent or would thereby be made insolvent.

  2.
  The Board of Directors of this corporation shall have full power and discretion to determine upon and select from the outstanding number of shares of Class A Common Stock of this corporation particular shares for redemption or purchase, and its proceedings and action in this connection shall not be subject to attack except by fraud. The said Board shall have full power to determine and into effect a general method for the calling of a particular number of shares for redemption, whether by lot or otherwise. In all instances, it shall have full power and authority to determine upon and take the necessary proceedings to fully effect such redemption.

  D.
  Dividend Rights. Except as otherwise provided in Paragraph 4(B), the holders of shares of the Class A Common Stock shall participate equally, share for share, with the holders of shares of the Common Stock, in all dividends and distributions payable out of earnings or earned surplus, if and when declared by the Board of Directors.

  E.
  Miscellaneous. Except as otherwise provided in this Paragraph 4, the holders of shares of the Class A Common Stock shall possess all of the rights and privileges of the holders of shares of the Common Stock."

        3.     The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

        Signed and attested to as of February    , 1993.

Luc O. Desy, Secretary
Attest:
By: Title:

CERTIFICATE OF INCORPORATION
OF
ROLLAND PAPER SALES CORPORATION

        1.    Name.    The name of the corporation is: Rolland Paper Sales Corporation.

        2.    Registered Office and Agent.    The address of the registered office of the corporation in the State of Delaware is 229 South State Street, Dover, in the County of Kent. The Registered Agent at such address is The Prentice-Hall Corporation System, Inc.

        3.    Purpose.    The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of Delaware.

        4.    Capitalization.    The total number of shares of stock which the corporation shall have the authority to issue shall be three hundred fifty thousand (350,000) shares, consisting of one hundred fifty thousand (150,000) shares of Common Stock, $1.00 par value (the "Common Stock"), and two hundred thousand (200,000) shares of Class A Common Stock, $10.00 par value (the "Class A Common Stock"). Holders of the Common Stock and the Class A Common Stock shall have the rights set forth below:

  A.
  Voting Rights.

  1.
  Except as otherwise provided by the laws of Delaware or in subsection 2 below, all voting rights shall be vested exclusively in the holders of the outstanding shares of the Common Stock and each such holder shall be entitled to one vote per share of the Common Stock held of record by him.

  2.
  Except as otherwise provided by the laws of Delaware, holders of Class A Common Stock shall have no vote.

  B.
  Liquidation Preference. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of shares of the Class A Common Stock then outstanding shall be entitled to be paid, before any distribution or payment is made to the holders of shares of the Common Stock or to the holders of any other shares of capital stock of the corporation, an amount in cash per share of Class A Common Stock equal to the book value of each such share as determined by the previous fiscal year audit, plus any unpaid dividends due on each such share of Class A Common Stock, accrued to the close of business on the date as of which the liquidation value is being determined.

    Written notice of any such liquidation, dissolution or winding up, stating a payment date and the place where such payment shall be made, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated

    therein, to the holders of record of Class A Common Stock at their addresses as shown in the records of the corporation. If upon any liquidation, dissolution or winding up of the corporation the assets of the corporation available for the distribution to its stockholders shall be insufficient to pay the holders of shares of Class A Common Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. For purposes of this paragraph 4(B), a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, and to include, the corporation's sale of all or substantially all of its assets or the acquisition of the corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary.

  C.
  Redemption.

  1.
  The corporation shall have the right at any time to redeem all or any part of its Class A Common Stock shares issued and outstanding by paying to the holders thereof the book value of such shares as determined by the previous fiscal year audit, together with the amounts of all accrued dividends due thereon at the time of redemption. The corporation may apply toward the redemption or purchase of such shares as herein provided any part of its surplus funds and/or an amount of its stated capital which shall not be greater than the stated capital represented by the shares redeemed or purchased; provided, however, that under no circumstances shall the corporation apply other funds or any other or further part of its stated capital toward the redemption or purchase of such shares. The redemption or purchase of such shares. The redemption or purchase of any such shares shall not be effected where the effect of any such redemption or purchase and application of stated capital thereto shall be to reduce the net assets of the corporation below the stated capital remaining after giving effect to the cancellation of such shares, or if the corporation is insolvent or would thereby be made insolvent.

  2.
  The Board of Directors of this corporation shall have full power and discretion to determine upon and select from the outstanding number of shares of Class A Common Stock of this corporation particular shares for redemption or purchase, and its proceedings and action in this connection shall not be subject to attack except by fraud. The said Board shall have full power to determine and put into effect a general method for the calling of a particular number of shares for redemption, whether by lot or otherwise. In all instances, it shall have full power and authority to determine upon and take the necessary proceedings to fully effect such redemption.

  D.
  Dividend Rights. Except as otherwise provided in paragraph 4(B), the holders of shares of the Class A Common Stock shall participate equally, share for share, with the holders of shares of the Common Stock, in all dividends and distributions payable out of earnings or earned surplus, if and when declared by the Board of Directors.

  E.
  Miscellaneous. Except as otherwise provided in this paragraph 4, the holders of shares of the Class A Common Stock shall possess all of the rights and privileges of the holders of shares of the Common Stock.

        5.    Incorporator.    The name and mailing address of the incorporator is:

Jane A. Rudnick
Nutter, McClennen & Fish
One International Place
Boston, MA 02110-2699

        6.    Compromises or Arrangements.    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        7.    By-Laws.    The Board of Directors may adopt, amend or repeal the By-Laws of the corporation, except that any By-Law adopted by the stockholders may be altered or repealed only by the stockholders if such By-Law so provides.

        8.    Elections.    The election of Directors by the stockholders need not be by written ballot unless the By-Laws of the corporation provide otherwise.

        9.    Stock.    The Board of Directors shall have the authority to fix in respect of any class or classes of stock or any series of any class of stock of the corporation, by resolution or resolutions providing for the issue of such stock, the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

        10.    Personal Liability of Directors.    A Director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the foregoing shall not adversely affect any right or protection of a Director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

        IN WITNESS WHEREOF, the undersigned does hereby execute this instrument on January 4, 1989 and acknowledges, under the penalties of perjury, that this instrument is her free act and deed and that the facts stated herein are true.

Jane A. Rudnick Incorporator

INCORPORATOR ACTION BY WRITTEN CONSENT WITHOUT MEETING
TO BE FILED WITH THE RECORDS OF THE CORPORATION

        The undersigned, being the sole incorporator of Rolland Paper Sales Corporation, consents to the following:

  1.
  The By-laws, marked "Exhibit A" and attached hereto, are hereby adopted as the By-Laws of the corporation.

  2.
  The number of initial directors of the corporation is hereby fixed at three and the following persons are hereby elected as directors of the corporation:

      Lucien G. Rolland
      Jean-Louis Chollet
      Adrien Desautels

Jane A. Rudnick, Incorporator

Dated: January 5, 1989

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  Exhibit 3.17
STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
STATE OF DELAWARE CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF ROLLAND PAPER SALES CORPORATION
CERTIFICATE OF INCORPORATION OF ROLLAND PAPER SALES CORPORATION
INCORPORATOR ACTION BY WRITTEN CONSENT WITHOUT MEETING TO BE FILED WITH THE RECORDS OF THE CORPORATION